UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Advisors Series Trust

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O’Shaughnessy Market Leaders Value Fund
Level I Answering Machine Script

Hello.

I am calling regarding your investment with O’Shaughnessy Market Leaders Value Fund.

The Special Meeting of Shareholders is scheduled to take place on December 20, 2021. All shareholders are being asked to consider and vote on important matters. As of today, your vote has not been registered.

Please contact us as soon as possible at 1-866-829-0542 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

MUTUAL FUND PROXY FACT SHEET FOR:
O’SHAUGHNESSY MARKET LEADERS VALUE FUND
SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	OCTOBER 29, 2021	OFFICES OF U.S. BANK GLOBAL FUND SERVICES
Mail Date	NOVEMBER 15, 2021	615 EAST MICHIGAN STREET
Meeting Date	DECEMBER 20, 2021 @ 11:30 AM (CT)	MILWAUKEE, WISCONSIN 53202
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker	SEE PAGE 4	Inbound Line	1-866-829-0542
CUSIP	SEE PAGE 4	Website	www.osfunds.com

What are Shareholders being asked to vote on?
1.To approve a new Investment Advisory Agreement between O’Shaughnessy Asset Management, LLC (“OSAM” or the “Adviser”) and the Trust, on behalf of the Fund;
BOARD OF TRUSTEES RECOMMENDATION – “FOR”
1.If necessary, to adjourn or postpone the Meeting to permit further solicitation of proxies in the event that a quorum does not exist or a quorum exists but there are not sufficient votes at the time of the Meeting to approve the Proposal;
BOARD OF TRUSTEES RECOMMENDATION – “FOR”

PROPOSAL 1: To approve a new Investment Advisory Agreement between O’Shaughnessy Asset Management, LLC (“OSAM” or the “Adviser”) and the Trust, on behalf of the Fund;
What are shareholders being asked to approve?
Shareholders of the O’Shaughnessy Market Leaders Value Fund (the “Fund”), a series of Advisors Series Trust (the “Trust”), are being asked to approve a new investment advisory agreement (the “New Investment Advisory Agreement”) between O’Shaughnessy Asset Management, LLC (“OSAM” or the “Adviser”) and the Trust on behalf of the Fund.
What is happening?
On September 29, 2021, OSAM, the current investment adviser to the Fund, entered into an agreement to be acquired by Franklin Resources, Inc. (“Franklin Templeton”). As a result of this strategic acquisition, a change of control will be triggered when the acquisition is completed, pursuant to which OSAM would become a wholly-owned subsidiary of Franklin Templeton (the “Transaction”).
Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Transaction may be considered a technical “change of control” of the Adviser (as defined by the 1940 Act), and as such would trigger an automatic termination of the current investment advisory agreement (the “Prior

Investment Advisory Agreement”) between the Adviser and the Trust on behalf of the Fund at the closing of the Transaction.
Why are shareholders being asked to approve a New Investment Advisory Agreement?
The New Investment Advisory Agreement is required under the 1940 Act because of a proposed change in the ownership of OSAM. The Fund needs shareholders to approve the New Investment Advisory Agreement in order to replace the Prior Investment Advisory Agreement, which will allow OSAM to continue to serve as the Fund’s investment adviser.
Will the Transaction affect the operation of the Funds?
The new ownership structure will not result in any changes for existing shareholders of the Fund.
How does the New Investment Advisory Agreement differ from the Prior Investment Advisory Agreement?
The terms of the New Investment Advisory Agreement are substantially identical to the terms of the Prior Investment Advisory Agreement, except for the dates of execution, effectiveness, and termination.
Will the principal investment strategies of the Fund change as a result of the Transaction?
The Fund’s investment strategies will not change as a result of the New Investment Advisory Agreement.
How will approval of the Proposal affect the expenses of the Fund?
There will be no change in the investment advisory fee and the expenses paid by shareholders of the Fund are not expected to change as a result of the change in control of OSAM.
Will the approval of the New Investment Advisory Agreement change the investment management team?
After the Transaction, OSAM expects its investment management team to remain intact and will continue to operate under the OSAM brand name.
Is anything changing at OSAM related to the change of control?
Other than OSAM becoming a wholly-owned subsidiary within Franklin Templeton at the closing of the Transaction, no other changes are expected to occur with respect to the day-to-day management of the Fund or the Adviser. OSAM will continue to operate under the OSAM brand name and maintain its Form ADV filings with the Securities and Exchange Commission.
[Form ADV is the uniform form used by investment advisers to register with both the SEC and state securities authorities. Source: www.sec.gov ]
see also primary reasons for the selection of osam on page 3 of fact sheet
What will happen if the Proposal is not approved by shareholders?

In the event the Fund is not able to obtain shareholder approval prior to the termination of the Prior Investment Advisory Agreement, the Board, including a majority of the Independent Trustees, at the meeting held on October 18, 2021 also approved an interim investment advisory agreement (the “Interim Investment Advisory Agreement”) between the Trust on behalf of the Fund and OSAM, so that OSAM could continue managing the Fund after the change of control.
Pursuant to Rule 15a‑4 under the 1940 Act, the Interim Investment Advisory Agreement will allow the Fund an additional 150 days to obtain shareholder approval of the New Investment Advisory Agreement.
THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: If necessary, to adjourn or postpone the Meeting to permit further solicitation of proxies in the event that a quorum does not exist or a quorum exists but there are not sufficient votes at the time of the Meeting to approve the Proposal;
Why are shareholders being asked to approve an adjournment, if necessary?
If a quorum is not present or sufficient votes in favor of the Proposal are not received by the time scheduled for the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to a date within a reasonable time after the Record Date to permit further solicitation of proxies with respect to the Proposal.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” PROPOSAL 2

Who is paying for the proxy mailing and for the other expenses and solicitation costs associated with the shareholder meeting?
The cost of the proxy mailing and the other costs associated with the proposals will be paid by the Adviser.

PRIMARY REASONS FOR THE SELECTION OF OSAM

What are the primary reasons for the selection of OSAM as the investment adviser of the Fund?
The benefits of approving the New Investment Advisory Agreement include continuity in the portfolio management of the Fund and retaining the current investment personnel. The Board weighed a number of factors in reaching its decision to allow the Adviser to continue as the investment adviser for the Fund, including the history, reputation, qualifications and resources of OSAM and the fact that OSAM’s current portfolio managers would continue to provide the day-to-day management of the Fund.
The Board also considered that, as a result of the proposal, the Fund’s advisory fee would not increase and that all costs incurred by the Fund as a result of this change in control would be borne by OSAM, not the Fund’s shareholders. Other expected benefits include maintaining the current relationships with third-party vendors and avoiding the costs of finding a new investment adviser.

The Board additionally considered that OSAM believes that being a wholly-owned subsidiary of Franklin Templeton will provide access to broader resources, which may help to better serve shareholders’ needs.

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the postage-paid envelope that was provided to you.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

The Proxy Statement is available online at:
https://vote.proxyonline.com/OShaughnessy/docs/proxy2021.pdf
AST Fund Solutions, Inc. is mentioned in the Proxy Statement as the proxy solicitor.

NAME OF FUND	CLASS	TICKER	CUSIP
O’Shaughnessy Market Leaders Value Fund	I	OFVIX	00770X444

O’Shaughnessy Market Leaders Value Fund
Level I Call Guide
(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).
May I please speak with (SHAREHOLDER’S FULL NAME)?
(Re-Greet If Necessary)
I am calling on a recorded line regarding your current investment with O’Shaughnessy Market Leaders Value Fund. I wanted to confirm that you have received the proxy material for the Special Meeting of Shareholders scheduled to take place on December 20, 2021.
Have you received the information?
(Pause for response)
If “Yes” or positive response:
If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposals.
If “No” or negative response:
I would be happy to review the meeting agenda and record your vote by phone. However, the Board of Trustees is recommending a vote “In Favor” of the proposals.
Would you like to vote along with the Board’s recommendation?
(Pause For Response)
(Review Voting Options with Shareholder If Necessary)
If we identify any additional accounts you own with Shaughnessy Market Leaders Value Fund before the meeting takes place, would you like to vote those accounts in the same manner as well?
(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). Today (Today’s Date & Time).
For confirmation purposes:
a.Please state your full name. (Pause)
b.According to our records, you reside in (city, state, zip code). (Pause)
c.To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions, please call the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)